                                                                   EXHIBIT 10.25

                           AMENDMENT NUMBER ONE TO THE
                JCC HOLDING COMPANY 1998 LONG-TERM INCENTIVE PLAN

         This Amendment Number One (the "Amendment") to the JCC Holding Company 1998 Long-Term Incentive Plan (the "Plan") is made and executed as of the 23rd day of August, 2000, to be effective as of May 1, 2000.

         WHEREAS, the Board of Directors of JCC Holding Company (the "Company") has approved an amendment to the Plan, pursuant to Section 15.1 of the Plan, to increase the limit on the number of Plan shares that may be granted in the form of awards of restricted or unrestricted stock awards;

         NOW, THERFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows:

         1. Section 5.1 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

                  5.1 NUMBER OF SHARES. Subject to adjustment as provided in
         Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 750,000, of which not more than 240,000 shares may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

         2. As modified hereby, the provisions of the Plan, as heretofore amended, shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

         IN WITNESS WEREOF, the Company has caused this Amendment to be duly executed as of the date first above written.



                                         JCC HOLDING COMPANY


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title: